EXHIBIT 23.8

CONRAD C. LYSIAK Attorney and Counselor at Law 601 West First Avenue Suite 503 Spokane, Washington 99201 (509) 624-1475 FAX: (509) 747-1770

CONSENT

I HEREBY CONSENT to the inclusion of my name and my opinion in connection with the Form SB-2/A-3 Registration Statement filed with the Securities and Exchange Commission as attorney for the registrant, Black Mountain Gold, Inc.

Dated this 26th day of October, 2001.

Yours truly,
/s/ Conrad C. Lysiak